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                                    EXHIBIT 5





              [Gersten, Savage, Kaplowitz & Curtin, LLP letterhead]

                                                   September 18, 1996

ACTV, Inc.
1270 Avenue of the Americas
New York, New York 10020

Gentlemen:

You have requested our opinion, as counsel for ACTV, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 7,572,709 shares (the "Selling Security Holders' Shares") of common stock (the "Offering"), par value $.10 (the "Common Stock"). Up to 5,026,983 of the Selling Security Holders' Shares may be issued by the Company upon the exercise of options, warrants, pursuant to SARs or upon conversion of convertible preferred stock. Up to 2,545,726 of the Security Holders' Shares may be sold by security holders who have acquired such shares from the Company (i) upon exercise of options and warrants, and pursuant to SARs, and (ii) upon issuance to consultants.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the Selling Security Holders' Shares, when issued, delivered, and paid for, will be fully paid, validly issued and nonassessable.

No opinion is expressed herein as to any laws other than the laws of the State of New York, of the United States and the corporate laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,

                                                /s/ Gersten, Savage, Kaplowitz &
                                                    Curtin, LLP
                                                GERSTEN, SAVAGE, KAPLOWITZ &
                                                 CURTIN, LLP



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